UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2025

T1 Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-274434	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 E 4th St.

Austin, Texas 78702

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 409-599-5706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Common Stock at an exercise price for $11.50 per share	TE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In the course of preparing its condensed consolidated financial statements as of and for the three and six months ended June 30, 2025, T1 Energy Inc., a Delaware corporation (the “Company”), reassessed its presentation of amortization of intangible assets related to certain acquired customer contracts. Historically, the Company recorded intangible asset amortization within selling, general and administrative as a component of operating expense on the condensed consolidated statement of operations and comprehensive loss. However, prior to filing its quarterly report on Form 10-Q for June 30, 2025 (the “Q2 Form 10-Q”), the Company determined that the amortization of intangible assets related to acquired customer contracts should be presented as an offset to revenue rather than as a component of operating expense.

On August 18, 2025, the Audit and Risk Committee of the Board of Directors (the “Audit Committee”) of the Company concluded, after considering the recommendations of management and discussing with the Company’s independent registered public accounting firm, PricewaterhouseCoopers AS (“PwC”), that the Company’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2025 (the “Non-Reliance Period”), should not be relied upon due to the above described misstatement and needs to be restated.

The errors in the consolidated financial statements for the Non-Reliance Period will be corrected in restated financial statements for each such period in an amendment to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025. The Company is diligently pursuing completion of the restatement and intends to file such amendment prior to the filing of the Company’s Q2 Form 10-Q.

In connection with the above restatement, as a result of the misstatement, the Company’s management has identified a material weakness in its internal control over financial reporting during the period covered by such report and has determined that its disclosure controls and procedures were also not effective as of March 31, 2025.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, PwC.

To complete the restatement, the Company filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission on August 15, 2025 in order to obtain an additional five calendar days to file the Company’s Q2 Form 10-Q.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among other things, statements regarding the Company’s intent to restate its prior consolidated financial statements for the Non-Reliance Period, the estimated impact of adjustments to the financial statements for the Non-Reliance Period, the impact of the Company’s material weakness in internal control over financial reporting and the Company’s disclosure controls and procedures on its financial statements and other public disclosures, the anticipated timing for filing the Company’s Form 10-Q for the second quarter of 2025 and related matters. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Our actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks and uncertainties including those described in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents on file with the SEC, as well as the risk of the possibility of further material delays in the Company’s financial reporting. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this filing, except as required by applicable law or regulation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

T1 Energy Inc.

By:	/s/ Daniel Barcelo
	Name:	Daniel Barcelo
	Title:	Chief Executive Officer and Chairman of the Board

Dated: August 18, 2025

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